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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-79273) of Juno Online Services, Inc. of our report dated January 19, 2000, except as to the follow-on offering described in
Note 13, which is as of February 14, 2000, relating to the financial statements, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 19, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York
February 15, 2000